Q1- EXHIBITS
AMENDMENT #8
TO THE BY-LAWS
OF
FEDERATED TOTAL RETURN SERIES, INC.
Effective January 1, 2006
Strike Section 1, GENERAL PROVISIONS,
and Section 2, ELECTION, TERM OF OFFICE AND
QUALIFICATIONS from Article IV - OFFICERS, in its entirety and replace with the following:

	Section 1.  GENERAL PROVISIONS.
The Officers of the Corporation
shall be a President, one
or more Executive Vice Presidents,
one or more Senior Vice Presidents,
one or more Vice Presidents, a
Treasurer, and a Secretary.  The
Board of Directors, in its discretion,
may elect or appoint one or more
Vice Chairmen of the Board of Directors, and other Officers or agents, including one or more Assistant
Vice Presidents, one or more Assistant
Secretaries, and one or more Assistant
Treasurers.  An Executive
Vice President, Senior Vice President
or Vice President, the Secretary or
the Treasurer may appoint an
Assistant Vice President, an Assistant
Secretary or an Assistant Treasurer,
respectively, to serve until the
next election of Officers.  Two or more
offices may be held by a single person
except the offices of
President, Executive Vice President,
Senior Vice President or Vice President
may not be held by the same
person concurrently.  It shall not be
necessary for any Director or any Officer to be a holder of shares in any Series or Class of the Corporation.
Any Officer, or other such person as
the Board may appoint, may
preside at meetings of the Shareholders.

Section 2.  ELECTION, TERM OF
OFFICE AND QUALIFICATIONS.
The Officers shall be
elected annually by the Board of Directors at its Annual Meeting. Each Officer shall hold office for one year and until the election and qualification of his successor, or until earlier resignation or removal.

Strike Section 6, CHAIRMAN OF THE BOARD,
Section 7, VICE CHAIRMAN OF THE BOARD OF
DIRECTORS, and Section 8, PRESIDENT, and
Section 9, VICE PRESIDENT from Article IV -
OFFICERS, in their entirety and
replace with the following:

	Section 6.  CHAIRMAN OF THE BOARD.
The Board may elect from among its members a Chairman of the Board. The Chairman shall at all times be a Director who meets all applicable regulatory and other relevant requirements for serving in such capacity. The Chairman shall not be an Officer of the Corporation, but shall preside over meetings of the Board and shall have such other responsibilities in furthering the Board functions as may be assigned from time to time by the Board of Directors or prescribed by these By-Laws. It shall be understood that the election of any Director as Chairman shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations, and liabilities imposed on that person as a Director in the absence of such election, and no Director who is so elected shall be held to a higher standard of care by virtue thereof.
In addition, election as Chairman shall
not affect in any way that Director's
rights or entitlement to indemnification under the By-Laws or otherwise by the Corporation.
The Chairman shall be elected by the
Board annually to hold office until
his successor shall have been duly
elected and shall have qualified, or
until his death, or until he shall
have resigned, or have been removed,
as herein provided in these By-Laws.
Each Director, including the
Chairman, shall have one vote.

Resignation.  The Chairman may resign
at any time by giving written
notice of resignation to the Board.
Any such resignation shall take effect
at the time specified in such notice,
or, if the time when it shall
become effective shall not be specified
therein, immediately upon its receipt;
and, unless otherwise
specified therein, the acceptance of
such resignation shall not be necessary
to make it effective.

Removal.  The Chairman may be removed
by majority vote of the Board with
or without cause at any
time.

Vacancy.  Any vacancy in the office of
Chairman, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office which shall be vacant by the vote of the Board.

Absence.  If, for any reason, the
Chairman is absent from a meeting of
the board, the Board may select
from among its members who are present
at such meeting a Director to preside over such meeting.

	Section 7.  VICE CHAIRMAN OF
THE BOARD OF DIRECTORS. Any Vice Chairman shall perform such duties as may be assigned to him from time to time by the Board of Directors of the
Corporation.  The Vice Chairman
need not be a Director.

	Section 8.  PRESIDENT.
The President of the Corporation
shall be the principal executive
officer of the Corporation.  Unless
other provisions are made therefor by
the Board or Executive
Committee, the President without limitation, shall employ and define the duties of all employees of the Corporation, shall have the power to discharge any such employees, shall exercise general supervision over the affairs of the Corporation and shall have the power to sign, in the name of and on behalf of the Corporation, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Corporation, and may, in the name of and on behalf of the Corporation, take all such action as the President may deem advisable in entering into agreements to purchase securities and other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.
	Section 9.  VICE PRESIDENT.
The Executive Vice President,
Senior Vice President or Vice
President, if any, in order of their
rank as fixed by the Board or if not
ranked, a Vice President designated
by the Board, in the absence of the
President shall perform all duties
and may exercise any of the powers
of the President subject to the control
of the Board.  Each Executive
Vice President, Senior Vice President
and Vice President shall have the power, without limitation, to sign, in the name of and on behalf of the Corporation, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Corporation, and may, in the name of and on behalf of the Corporation, take all such action as the Executive Vice President,
Senior Vice President or Vice
President may deem advisable in
entering into agreements to purchase
securities or other property in the
ordinary course of business, and to
sign representation letters in the course of buying securities or other property and shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, or the President.